iParty Corp. Announces 3rd  Quarter Financial Results

iParty Corp. (AMEX:IPT - news), a party goods retailer that operates 50 iParty retail stores, today reported financial results for its third quarter of fiscal year 2007, which ended on September 29, 2007.

    For the quarter, consolidated revenues were $18.2 million, a 5.8% increase compared to $17.2 million for the third quarter in 2006. The increase in third quarter revenues from the year-ago period was due to a 4.5% increase in comparable store sales and sales from one store that was acquired during the third quarter 2006. Consolidated gross profit margin was 41.3% for the quarter compared to a gross profit margin of 40.4% for the same period in 2006. Consolidated net loss for the quarter was $1.1 million, or $0.05 per share, compared to $1.5 million, or $0.07 per share, for the third quarter in 2006, representing a decrease of 27%. On a non-GAAP basis, loss for the quarter before interest, taxes, depreciation and amortization ("EBITDA") was $499,000 compared to an EBITDA loss of $890,000 for the third quarter in 2006. EBITDA is calculated as net income or loss, as reported under United States generally accepted accounting principles ("GAAP"), plus net interest expense, depreciation and amortization, and income taxes. The schedule accompanying this release provides the reconciliation of net loss for the third quarters of 2007 and 2006, and for the nine-month periods then ended, under GAAP to a non-GAAP, EBITDA basis.

    For the nine-month year-to-date period, consolidated revenues were $54.2 million, a 9.7% increase compared to $49.4 million for the first nine months of 2006. Nine month year-to-date revenues in 2007 include a 6.9% increase in comparable store sales. Consolidated gross profit margin was 41.6% for the nine-month period, compared to 39.9% for the same period in 2006. For the nine-month period, consolidated net loss was $2.1 million, or $0.09 per basic and diluted share, compared to a consolidated net loss of $3.5 million, or $0.16 per basic and diluted share for the first nine months of 2006. On a non-GAAP basis, the EBITDA net loss for the first nine months of 2007 was $190,000 compared to an EBITDA net loss of $2.0 million for the first nine months of 2006.

    During the third quarter, the company announced that it had entered into an agreement to purchase two retail stores in Lincoln, Rhode Island and Warwick, Rhode Island currently operated as Party City franchise stores. The purchase price will be $1,350,000 plus up to $400,000 for associated inventory. The agreement provides for a closing date on or about January 3, 2008. Both locations will be converted into iParty stores immediately following the closing.

    Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented: "We are very pleased with a 27% reduction in net loss for our third quarter. These results were driven by strong sales from our children’s birthday and summer seasonal assortments. For the fifth consecutive quarter, we achieved positive sales increases in stores open at least one year. As previously disclosed, we achieved a 6.2% increase in same store sales in the last six months of 2006. We have now followed this with a same store sales increase of 6.9% for the first nine months of 2007. Also, for the fifth consecutive quarter we have reported an improvement in the Company's financial performance over the same quarter for the previous year. We are very proud of the improvements made throughout our business which are helping us to drive same store sales increases. We will continue to strive to provide our customers with the best shopping experience in our industry."

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer that operates 50 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty’s aim is to make throwing a successful event both stress-free and fun. With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, we have provided reconciliations of any non-GAAP financial measures we use to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles (“GAAP”), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors’ ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, net cash flows from operations or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

	For the three months ended		For the nine months ended
RECONCILIATION OF NON-GAAP MEASURES	Sept 29, 2007	Sept 30, 2006	Sept 29, 2007	Sept 30, 2006

Net loss as reported under GAAP	$(1,133,658)	$(1,472,328)	$(2,124,376)	$(3,508,753)

plus, Interest expense, net	213,416	222,285	669,738	549,806
plus, Depreciation and amortization	420,804	360,159	1,264,302	938,038
plus, Income taxes	-	-	-	-

EBITDA, non-GAAP	$(499,438)	$(889,884)	$(190,336)	$(2,020,909)

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about future profitability, future store openings or acquisitions, future expectations of comparable store sales growth, improved gross margins, increases in EBIDTA, and the industry and markets in which iParty operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release. Important factors that may affect future operating results include, but are not limited to, economic and other developments such as unseasonable weather, that affect consumer confidence or consumer spending patterns, particularly those impacting the New England region, where 45 of our 50 stores are located, and particularly during the Halloween season, which is our single most important season; intense competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the failure of any of our systems, including, without limitation, our point-of-sale system and our existing merchandise management system, the latter of which was developed by a vendor who is no longer in business; the success or failure of our efforts to implement our business growth and marketing strategies; our inability to obtain additional financing, if required, on terms and conditions acceptable to us; fluctuating oil and gasoline prices which impact prices of petroleum-based/plastic products, which are a key raw material in much of our merchandise, affect our freight costs and those of our suppliers, and affect consumer confidence and spending patterns; third-party suppliers’ failure to fulfill their obligations to us; our ability or inability to meet our material contractual obligations with third parties; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the American Stock Exchange. For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” of iParty’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and Item 1A of Part II of iParty’s most recently filed Quarterly Report on Form 10-Q for the period ended June 30, 2007.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the nine months ended
	Sept 29, 2007	Sept 30, 2006	Sept 29, 2007	Sept 30, 2006
Revenues	$18,208,760	$17,240,535	$54,219,838	$49,373,503
Operating costs:
Cost of products sold and occupancy costs	10,679,713	10,266,805	31,687,361	29,662,875
Marketing and sales	6,620,424	6,583,780	18,286,196	17,931,894
General and administrative	1,828,865	1,639,993	5,700,919	4,737,681

Operating income (loss)	(920,242)	(1,250,043)	(1,454,638)	(2,958,947)

Interest expense, net	(213,416)	(222,285)	(669,738)	(549,806)

Income (loss) before income taxes	(1,133,658)	(1,472,328)	(2,124,376)	(3,508,753)

Income taxes	-	-	-	-

Net income (loss)	$(1,133,658)	$(1,472,328)	$(2,124,376)	$(3,508,753)

Income (loss) per share:
Basic and diluted	$(0.05)	$(0.07)	$(0.09)	$(0.16)

Weighted-average shares outstanding:
Basic and diluted	22,642,280	22,555,333	22,626,550	22,549,026

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS
	Sept 29, 2007	Dec 30, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,587	$760,376
Restricted cash	634,583	706,066
Accounts receivable	1,068,984	1,116,042
Inventory, net	17,361,748	12,264,737
Prepaid expenses and other assets	1,200,219	752,172
Total current assets	20,331,121	15,599,393
Property and equipment, net	4,537,609	4,817,993
Intangible assets, net	1,816,159	2,153,482
Other assets	100,871	126,505
Total assets	$26,785,760	$22,697,373

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,002,929	$5,516,406
Accrued expenses	2,824,379	3,070,003
Current portion of capital lease obligations	30,473	343,761
Current notes payable	603,810	551,515
Borrowings under line of credit	2,544,679	1,162,719
Total current liabilities	17,006,270	10,644,404

Long-term liabilities:
Capital lease obligations, net of current portion	17,524	42,456
Notes payable, net of discount $443,192	3,381,994	3,736,309
Other liabilities	1,067,689	929,199
Total long-term liabilities	4,467,207	4,707,964

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock	13,726,810	13,771,450
Common stock	22,660	22,604
Additional paid-in capital	51,807,322	51,671,084
Accumulated deficit	(60,244,509)	(58,120,133)
Total stockholders' equity	5,312,283	7,345,005

Total liabilities and stockholders' equity	$26,785,760	$22,697,373

Contact:
iParty Corp.
David Robertson, 781-355-3770
drobertson@iparty.com